1Q 2019 Business Update May 13, 2019 NASDAQ SESN

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve substantial risks and our ability to successfully develop our product candidates and complete our planned uncertainties. All statements, other than statements of historical facts, contained in this clinical programs, the potential advantages or favorability of our product candidates, our presentation, including statements regarding our strategy, future operations, clinical ability to obtain marketing approvals for our product candidates, expectations regarding development of our protein therapies, future financial position, future revenues, our ongoing clinical trials, availability and timing of data from clinical trials, the adequacy projected costs, prospects, plans and objectives of management, are forward-looking of any clinical models, expectations regarding regulatory approvals, our ability to obtain, statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” maintain and protect our intellectual property for our technology and products, other “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and matters that could affect the financial performance of the Company, other matters that similar expressions are intended to identify forward-looking statements within the could affect the availability or commercial potential of the Company’s product candidates, meaning of the Private Securities Litigation Reform Act of 1995, although not all forward- expectations regarding the adequacy of our existing capital resources to fund our looking statements contain these identifying words. operating plan into 2020, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other reports on file with the Securities We may not actually achieve the plans, intentions or expectations disclosed in our and Exchange Commission (SEC). The forward-looking statements contained in this forward-looking statements, and you should not place undue reliance on our forward- presentation are made as of the date hereof, and Sesen Bio assumes no obligation to looking statements. Actual results or events could differ materially from the plans, update any forward-looking statements whether as a result of new information, future intentions and expectations disclosed in the forward-looking statements we make as a events, or otherwise except as required by applicable law. result of various important factors, including: the uncertainties inherent in the initiation and conduct of clinical trials, the possibility that the available preliminary data of the Phase 3 VISTA Trial are not indicative of final data from all patients in the Phase 3 VISTA Trial and final data may not be positive with regard to the safety or efficacy of Vicinium®, 2

OUR PATH FORWARD STARTS WITH THE PATIENT JOURNEY

Patient surveys have shown that the experience of those with bladder cancer is one of the poorest when compared to other cancers.[1]


BLOOD IN URINE
See PCP; therapeutic trial of antibiotics prescribed
See blood in urine; try different antibiotic
Still see blood in urine
Confusion and concern on problem
Referred to Urologist
Begin tests
CT Scan
Cytology
Cystoscopy
Bladder MRI
TURBT
Fear, anxiety
DIAGNOSIS
Shock and emotional struggle
Hope treatment is working
Preparing for 1st cancer treatment
BCG
Testing
BCG
BCG again
Testing
Fear cancer is progressing
BCG again
More testing
TUMOR HAS RECURRED
BCG has failed
What's next?
Urologist visit
Urologist recommends bladder removal
BLADDER REMOVAL
?
?
LIFE WITH CANCER

"Radical cystectomy is associated with significant morbidity and mortality and a negative impact on quality of life, and many patients actually refuse or are ineligible for cystectomy."[2]

[1]US National Library of Medicine National Institutes of Health. *The patients' experience of a bladder cancer diagnosis: a systematic review of the qualitative evidence.* 2017.

[2]Ronald de Wit, MD, PhD, group leader of the Experimental Systematic Therapy of Urogenital Cancers program at Erasmus MC Cancer Institute, Rotterdam, The Netherlands, ESMO 2018.

sesen bio

3

MAY 13, 2019 AGENDA 1. Updated Phase III data further demonstrate a compelling benefit-risk profile* 2. Strong regulatory and commercial probability of success 3. Simple, reliable and inexpensive manufacturing process *Updated Phase III data are as of the March 1, 2019 data cut 4

2019 Outlook Cash runway into 2020, with no outstanding debt March 31, 2019 March 31, 2018 Cash and Cash $42.4M $19.7M Equivalents Important upcoming milestones with FDA* Type of FDA Meeting Confirmed Meeting Date Type C CMC Meeting May 20, 2019 Type B Pre-BLA Meeting June 6, 2019 *Note: Timing and content of public disclosures regarding meeting outcomes may depend on the receipt of the official FDA meeting minutes, which can take approximately 30 days post meeting. 5

Our long-term partnership with the agency has allowed us to shape our nonclinical and clinical program in alignment with FDA guidance

2018 FDA Guidance	**Vicinium Clinical Program**
Conduct nonclinical studies to assess toxicity in animal models	✓
Conduct nonclinical studies to demonstrate anti-tumor activity	✓
Conduct nonclinical studies to determine optimal dose and schedule	✓
Examine anti-tumor activity and optimal dose schedule in early phase clinical trial	✓
Papillary cohort endpoint of recurrence-free survival (time to event endpoint)	✓
CIS studied in single-arm trial with CRR & DoR as primary endpoints	✓
Papillary cohort not in primary efficacy endpoint	✓
Prefer intravesical vs. systemic	✓
Specifically define trial entry criteria	✓
Definition of BCG-unresponsive disease	✓
2004 WHO classification for tumor grading	✓
Central pathology review of biopsy tissue and urine cytology	✓
Collect data on patients' previous anti-cancer therapies	✓
Enroll patients who reflect clinically relevant patient population	✓
Optimize risk-benefit balance with dose selection	✓
Definition of CRR	✓
Collect time to cystectomy data	✓
Lower bound of 95% confidence interval rules out clinically unimportant CRR	✓
Nonclinical studies to determine need for evaluation of systemic toxicity	✓
Consistent efficacy and safety data across Phase I, II and III trials	✓

Source: FDA Guidance: BCG-Unresponsive Non-muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry, February 2018
CRR is Complete Response Rate, DoR is Duration of Response, BCG is bacillus Calmette-Guérin, WHO is World Health Organization sesen bio
6

Vicinium demonstrates a strong benefit-risk profile in our Phase III Trial Efficacy Surrogate Time to Health Endpoints Cystectomy Outcomes Benefit : Risk Safety and Tolerability Selectively targets cancer cells while generally avoiding healthy cells Favorable profile relative to BCG, Valstar, checkpoint inhibitors No dose or age-related increase in AEs Intravesical administration FDA Guidance: The approval of a marketing application is based on a favorable risk-benefit assessment. Phase III clinical trial is an open-label, multicenter, single-arm Phase III registration trial for the treatment of high-risk NMIBC patients who are designated to be BCG-unresponsive after adequate 7 treatment with BCG. Adequate BCG is defined as at least two courses of BCG with at least five doses in the first course and two in the second. Preliminary data as of March 1, 2019.

Complete Response Rate: Our Phase II and Phase III clinical trials are highly consistent for Complete Response Rate

PII & PIII
CIS Patients



Complete Response Rate (CRR) in Carcinoma *in situ* Patients
% of Patients with Complete Response
50%
40%
30%
20%
10%
0%
40%
39%
27%
28%
18%
21%
16%
15%
3-month
6-month
9-month
12-month
Legend:
Phase II (n=45)
Phase III (n=91/93)*
95% CI

Importantly, patients who received 7-10 BCG instillations (n=20) had a complete response at 12 months of 25%.**

*Note: Phase III data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2 with Carcinoma in situ (with or without papillary disease) that were determined to be refractory or recurred less than 11 months after their last course of adequate BCG. As of the March 1, 2019 data cut, 91 of 93 patients have completed the 12-month diagnostic test.
For cohort-specific complete response rates, including confidence intervals, refer to slide 30.

**The Phase III eligibility criteria required patients to have received adequate BCG treatment (at least 2 courses of BCG with at least 5 doses in the first course and 2 doses in the second course for a total of at least 7 BCG instillations). Many of the patients enrolled in the Phase III trial received more than the minimum of 7 instillations, including 73 patients that received more than 10 instillations.

sesen bio

8

Complete and Partial Response: In our Phase II clinical trial, 83% of PII patients had a complete or partial response CIS Patients 3-Month Response ~40% of patients had a complete response Start of Treatment with ~43% of patients had a partial response Vicinium ~17% of patients have no response *Note: Data referenced are from Phase II clinical trial, n=45 (~40% of patient had a complete response at 3 months; 60% of patients did not have a complete response and, of those, 71% of patients had a partial response). Partial response as measured by bladder mapping, is defined by non-complete response patients who had either a reduction in tumor size or did not experience an increase in bladder area affected. Bladder mapping was not done as part of the Phase III trial, therefore partial response data are not available. 9

Duration of Response: 54% of CIS patients who were complete responders at 3 PIII months remained disease-free for a total of 12 months after starting treatment CIS Patients Median Duration of Response is 288 days (95% CI, Each time point a CR is confirmed, the probability of 155-NE* days) (9.5 months)** maintaining a CR increases 100 KM Estimate 80 X Censored 95% CI End of trial 60 54% 39% 40 Individual CIS patients % of Patientsof with ResponseComplete% 20 Patients still on treatment (n=8) Patients with CR at 2 years of treatment (n=5) 0 3 6 9 12 15 18 21 3 6 9 12 15 18 21 At time of first CR At time of first CR Time after first CR (months) (90 days) (90 days) Time after first CR (months) KM Evaluable 36 35 21 16 10 7 6 4 Patients: Duration of response is defined as the time of complete response to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. **Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Median duration of response for the primary endpoint, Cohort 1 (n=86) is 287 days (95% CI=127-NE), and duration of response for Cohort 2 (n=7) is 288 days (95% CI=167-NE), based on the Kaplan-Meier method. 10

Time to Disease Recurrence: For high-risk papillary patients who were PIII Papillary treated with Vicinium, 50% are disease-free at 1 year Patients Median time to recurrence is 402 days (95% CI, 170-NE* days) 100 (13.2 months) Legend: 80 KM Estimate X Censored free - 95% CI 60 50% 40 36% % % of Patients recurrence 20 0 0 3 6 9 12 15 18 21 24 Time on treatment (months) KM Evaluable 40 34 23 17 14 11 9 4 2 Patients: FDA Guidance: Sponsors can include patients with completely resected lesions and no evidence of CIS in these single-arm trials but should not include them in the evaluation of the primary efficacy endpoint. Time to disease recurrence: defined as the time from the date of the first dose of study treatment to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. 11 Note: Data reflect results of patients in cohort 3 (n = 40) with high-grade Ta or T1 tumors (without Carcinoma in situ) that recurred within 6 months of adequate BCG.

Time to Cystectomy: The average patient remains cystectomy-free for PIII 854 days (~28 months) after treatment with Vicinium All Cohorts Responders are ~15 times more likely than non-responders to remain cystectomy-free at 2.5 years 100 80 free - 60 Median 40 Legend: KM Estimate 20 X Censored % % Patientsof Cystectomy 95% CI 0 0 3 6 9 12 15 18 21 24 27 30 33 Time on treatment (months) KM Evaluable 133 127 110 95 66 48 36 32 20 11 5 1 Patients: FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy. Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). Note: Average time to cystectomy from transurethral resection of bladder tumor (TURBT) for NMIBC patients with high-risk papillary disease in Europe is ~105 days (National Institute of Health, Timing of radical cystectomy in Central Europe - multicenter study on factors influencing the time from diagnosis to radical treatment of bladder cancer patients, Poletajew S, et al., 2015.) Additional FDA guidance states that although delay in radical cystectomy is considered a direct patient benefit, the variations in patient and health care provider preferences can confound the interpretation of this endpoint in randomized trials and particularly in single-arm trials. Nevertheless, sponsors should collect these data, which may provide supportive evidence of effectiveness. 12

Progression-Free Survival: >85% of patients treated with Vicinium are PIII estimated to remain progression-free at 2 years All Cohorts 100 87.6% 80 free - 60 Median 40 Legend: % % Patientsof Progression 20 KM Estimate X Censored 95% CI 0 0 3 6 9 12 15 18 21 24 Time on treatment (months) KM Evaluable 133 92 49 26 19 12 6 3 1 Patients: Progression-free survival: defined as the time from the date of first dose of study treatment to disease progression (i.e. T2 or more advanced disease) or death as a first event. Note: Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). 13

Event-Free Survival and Overall Survival: Early data is encouraging for PIII Event-free and Overall survival for patients treated with Vicinium All Cohorts Event-Free Survival Time Point Evaluable Patients Event-free Survival (95% CI) 6-months 128 41% (32%-49%) 12-months 119 30% (22%-38%) 18-months 111 22% (14%-29%) 24-months 99 20% (12%-28%) 30-months 97 20% (12%-28%) Overall Survival Time Point Evaluable Patients Overall Survival (95% CI) 6-months 116 99% (98%-100%) 12-months 85 99% (98%-100%) 18-months 52 96% (92%-100%) 24-months 29 96% (92%-100%) 30-months 14 91% (81%-100%) Event-free survival: defined as the time from the date of first dose of study treatment to treatment failure or death as a first event. Overall survival: defined as the time from the date of first dose of study treatment to death from any cause. Note: Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). 14

Safety and Tolerability: In our Phase III trial, AEs were generally low grade PIII and resulted in a low rate of discontinuation All Cohorts Treatment-Related AEs All AEs (% patients) (% patients) Any AE Urinary tract infection Dysuria Hematuria Pollakiuria (frequency of urination) Micturition urgency Legend: Fatigue Grade 1 or 2 AEs Diarrhea Grade 3-5 AEs Nausea Grade 1 or 2 Treatment-related AEs Grade 3-5 Treatment-related AEs Lipase increased Safety profile of Vicinium is favorable relative to BCG, Valstar and checkpoint inhibitors. Note: AE=Adverse Event 15

Safety and Tolerability: Our Phase II and Phase III clinical trials are highly consistent for safety and tolerability

PII & PIII
All Cohorts

Increased dosing in the Phase III trial does not lead to an increase in incidence or severity of AEs

Treatment-related serious adverse events reported:

- Phase II Clinical Trial: 6 SAEs reported, none determined to be related to treatment by the investigator.
- Phase III Clinical Trial: 3 patients reported 4 events including grade 4 cholestatic hepatitis, grade 5 renal failure[1], grade 3 acute kidney injury[2], and grade 2 pyrexia.

Category	Phase II (n=46)	Phase III (n=133)
Any AE	43 (94%)	117 (88%)
Grade 3-5 AEs	9 (20%)	29 (22%)
Treatment-related AEs	30 (65%)	65 (49%)
Treatment-related Grade 3-5 AEs	3 (7%)	5 (4%)
Any SAE	6 (13%)	19 (14%)
Treatment-related SAEs	0 (0%)	3 (2%)
Discontinuations due to AEs	0 (0%)	5 (4%)

[1]90-year-old man started the trial Mar. 2016. In May 2016, admitted for renal failure and started dialysis. Two weeks later, patient opted to discontinue dialysis, entered hospice and died in Jun. 2016. Case reported to DSMB, FDA and Health Canada. [2]74-year-old man started the trial Nov. 2016. In Dec. 2016, admitted for acute kidney injury. In 2017, protocol amended to enhance monitoring, and investigators educated. No new serious related renal events since.

sesen bio
16

PIII
All Cohorts

Totality of Phase III data suggest a strong regulatory and commercial probability of success

Endpoint	How Endpoint is Measured	Preliminary Results
Complete Response Rate (CRR) Primary Endpoint CIS patients	Defined as the proportion of patients who show no evidence of high-risk disease, or disease progression (e.g., T2 or more advanced disease).	• 39% CRR at 3 months • Lower bound of 95% CI rules out clinically unmeaningful CRR • Higher complete response in patients receiving less BCG
Duration of Response (DoR) Primary Endpoint CIS patients	Defined as the time of complete response to treatment failure.	• ~50% duration of 9 months or greater (12 months of therapy) • ~40% duration of 21 months or greater (24 months of therapy) • The longer the duration, the higher the probability of remaining disease-free
Time to Disease Recurrence Secondary Endpoint Papillary patients	Defined as the time from the date of first dose of study treatment to treatment failure.	• Median time to recurrence is 402 days • ~50% probability of remaining recurrence-free for 12 months • Nearly 40% probability of remaining recurrence-free for 24 months
Time to Cystectomy (TtC) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to surgical bladder removal.	• Average patient is cystectomy-free for 854 days • >75% of patients cystectomy-free at 2.5 years • Responders ~15x more likely to be cystectomy-free
Progression-Free Survival (PFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to disease progression (e.g. T2 or more advanced disease) or death as a first event.	• ~95% of patients are progression-free at 12 months • >85% of patients progression-free at 24 months • Median PFS has not been reached
Event-Free Survival (EFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.	• 30% of patients are event-free at 12 months • 22% of patients remain event-free at 18 months • 20% of patients remain event-free at 24 months
Overall Survival (OS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to death from any cause.	• >99% of patients have overall survival at 12 months • >90% of patients have overall survival >2.5 years • Median OS has not been reached
Safety Secondary Endpoint All Cohorts	Full review of all safety data from Phase III	• 2% treatment-related SAEs • 4% treatment-related Grade 3-5 • Increased dosing in Phase III did not increase severity of AEs
Tolerability Secondary Endpoint All Cohorts	Full review of all tolerability data from Phase III	• AEs generally low grade • Low rate of discontinuations for AEs • No age-related increase in AEs

17

MAY 13, 2019 AGENDA 1. Updated Phase III data further demonstrate a compelling benefit-risk profile 2. Strong regulatory and commercial probability of success 3. Simple, reliable and inexpensive manufacturing process 18

Virtuous Cycle: High possibility that all three key segments are advocates & take action Physicians (Ancillary HCPs) Patients Payers (Caregivers/ Encourage use of Vicinium before RC (Private/ families) public) Advocate for product reimbursement Sources: Sesen Bio internal market research: Patient Journey Insights, Blue Print qualitative study May 2018, n=24; Sesen Market Opportunity, Monitor Deloitte qualitative and quantitative (n=34) study October 2018; Community Urologist in-depth interviews (IDIs), October 2018, n=5; 6Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11. 19 Note: RC= Radical Cystectomy

Addressable Market (US)


Annual Volume
~80K[1]
Patients diagnosed with bladder cancer
Patients diagnosed with NMIBC
Patients with high-risk NMIBC:
Papillary: ~80%[2]
CIS: ~20%[2]
Patients where BCG has failed or disease recurred
Patients with access to branded treatment
Patients treated with Vicinium in Year 1
Patients treated with Vicinium in Year 2
~75% - 85% of bladder cancer diagnoses are NMIBC[2]
~40% - 50% of NMIBCs are high-risk[3]
~50% - 90% of BCG treatments fail or disease recurs[4]
~75% - 90% have access to branded treatment[5]
~30% - 60% of patients would be treated with Vicinium[6]
~15% - 35% of patients continue treatment through Year 2[7]

Sources:

[1]National Cancer Institute, SEER Cancer Stat Facts: Bladder Cancer, 2017. [2]Therapeutic Advances in Urology. *Best Practices in the Treatment of Non-muscle Invasive Bladder Cancer.* 2012. [3]Aldousari, S. et al (2010). Update on the management of non-muscle invasive bladder cancer. *Can Urol Assoc J*, 4(1), 56-64. [4]Memorial Sloan Kettering Cancer Center. *Bladder Cancer Management After BCG Failure.* 2014. [5]ClearView Analysis March 2019. [6]Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11. [7]Phase III trial data.

20

Pricing and Reimbursement (US)


Price Reference
(Annual Cost)1
$200K
$150K
$100K
$50K
$0K
CI 3
CI 2
CI 1
Price Range of Checkpoint Inhibitors (CIs) for Urothelial Carcinoma


Payer Management Responses to Pricing2
Proportion of Payers
100%
50%
0%
$30 K
$60 K
$90 K
$150 K
Key:
Unrestricted Coverage
PA to Label
PA to Trial
Risk of Step Edit*
Not on Formulary

Sources:
[1]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List. CI price benchmarks are based on Keytruda, Opdivo and Tecentriq.
[2]Payer Interviews, ClearView Analysis, n=10, March 2019.

*Note: Payers cited a possibility of using a step edit, but could not be certain, as the ability to use a step edit is new to their organization's Medicare Advantage medical benefit.
PA = Prior Authorization

sesen bio

21

We estimate the OUS opportunity for Vicinium is larger than the US Geography Incidence Relative to U.S.1 Price Relative to U.S.2 EU5 1.2 – 1.4 0.50 – 0.71 Japan 0.4 – 0.6 0.60 – 0.70 Rest of Europe 1.0 – 1.2 0.60 – 1.10 (Not including EU5) North America 0.1 – 0.3 0.55 – 0.70 (Not including U.S.) South America 0.2 – 0.4 0.50 – 1.00 Asia 1.6 – 1.8 0.40 – 0.60 (Not including Japan) Africa 0.3 – 0.5 ~0.753 Middle East 0.2 – 0.4 1.10 – 1.20 Oceania 0.05 – 0.2 0.55 – 0.70 Sources: Ferlay. Intern. J. Canc. 2015; UN World Population Reports; SEER; GLOBOCAN; RedBook; Lauertaxe; Ameli; NICE; Vademecum; AIFA; NHI; CADTH; ANVISA; CBiP; Danish Medicines Agency; The Pharmaceutical Benefits Scheme; Saudi Food & Drug Authority; South African Medicine Price Registry; FiercePharma; ClearView Analysis. 1Relative incidence is calculated from total bladder cancer, and does not account for differences in the distribution of patients between NMIBC and MIBC. 2Pricing multiplier is based on publicly available pricing information; averaged based on ex-manufacturer price of Keytruda and Opdivo, and is likely to vary greatly for each pharmaceutical, and across different countries within each region. 3South Africa price multiplier was based on Keytruda only, as Opdivo has not yet been priced. 22

MAY 13, 2019 AGENDA 1. Updated Phase III data further demonstrate a compelling benefit-risk profile 2. Strong regulatory and commercial probability of success 3. Simple, reliable and inexpensive manufacturing process 23

Manufacturing of Vicinium is simple, reliable and inexpensive


Cell Bank
Shake flask
2000 L Production Bioreactor
Centrifugation
(bulk solids removal)
Filtration
(MF for fine solids removal and UF/DF for buffer exchange)
5 Column Purification
1: Q-Sepharose FF
2: Ni2+ IMAC
3: Q-Sepharose HP
4: CHT
5: Q-Sepharose FF
(Crude capture)
(Affinity capture, LMW impurities)
(HMW aggregates removal)
(HCP removal)
(Concentration step)
BDS Formulation
(UF/DF for buffer exchange)
DP Fill Finish
(7 mL @ 5mg/mL)

MF, microfiltration; UF, ultrafiltration; DF, diafiltration; FF, Fast-flow; IMAC, immobilized metal affinity chromatography; HP, High-performance; CHT, ceramic hydroxyapatite; BDS, bulk drug substance; DP, drug product; LMW, low molecular weight; HMW, high molecular weight; HCP, host-cell protein.
Source: Arjune Premsukh, Joelle Lavoie JM, Jeannick Cizeau, Joycelyn Entwistle, Glen MacDonald. Protein Expression Purification. 2011 Jul;78(1):27-37.

sesen bio
24

Vicinium Comparability Strategy Guidance “If a manufacturer can provide assurance of comparability through analytical studies alone, nonclinical or clinical studies with the post-change product are not warranted.”1 Sesen’s analytical comparability plan is comprised of 4 key elements: 1. Analytical Release Testing • Assesses the purity, biological activity and general characteristics of the protein (e.g. purity by HPLC, endotoxin content) 2. Biophysical Characterization • Assesses the structural characteristics of the protein (e.g. Peptide Mapping, Differential Scanning Calorimetry) 3. Forced Degradation Studies • Assesses the degradation pathway of the protein when exposed to stress conditions (e.g. purity by HPLC after temperature and pH extremes) 4. Stability Studies • Assesses the stability of the protein under long-term and accelerated storage conditions (e.g. purity by HPLC after storage at -20°C and 2-8°C) 1International Conference on Harmonisation (ICH) Q5E, Comparability of biotechnological/biological products subject to changes in their manufacturing process. HPLC, high performance liquid chromatography. 25

SESEN BIO HIGHLIGHTS 1. Updated Phase III data further demonstrate a compelling benefit-risk profile 2. Strong regulatory and commercial probability of success 3. Simple, reliable and inexpensive manufacturing process 26

Appendix 27

Phase III Trial: Patient Demographics COHORT 1 COHORT 2 COHORT 3 CHARACTERISTICS CIS that recurred within 6 CIS that recurred >6 Papillary tumors (without months of adequate BCG months but ≤11 months of CIS) that recurred within adequate BCG 6 months of adequate (Refractory) (Relapsing) BCG Total patients enrolled 86 7 40 Evaluable patients at 3-months 86 7 40 Evaluable patients at 6-months 86 7 40 Evaluable patients at 9-months 85 7 39 Evaluable patients at 12-months 84 7 39 Median age (years) 73 67 75 Males/Females 63/23 6/1 34/6 Median prior treatment for NMIBC BCG cycles (courses) 3 (range 2-14) 3 (range 2-10) BCG cycles (instillations) 12 (range 8-45) 12 (range 8-48) Intravesical chemotherapy 0 (range 0-23) 0 (range 0-6) TURBT 3 (range 0-28) 3 (range 0-10) TURBT: transurethral resection of bladder tumor Note: Data reflected are as of March 1, 2019 data cutoff 28

Phase III Trial: Data Tables by Cohort for Carcinoma in situ Cohort 1 (n=86) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=86 37% (27%-48%) 6-months n=86 26% (17%-36%) 9-months n=85 19% (11%-29%) 12-months n=84 15% (9%-25%) Cohort 2 (n=7) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=7 57% (18%-90%) 6-months n=7 57% (18%-90%) 9-months n=7 43% (10%-82%) 12-months n=7 14% (0%-58%) Note: Data reflected are as of March 1, 2019 data cutoff 29

Additional Vicinium Clinical Data Preliminary Phase III vs. Phase II Complete Response Rate Time Point Phase III Pooled CRR (95% Confidence Interval) Phase II Pooled CRR (95% Confidence Interval) 3-months 39% (29%- 49%) 40% (26%-56%) 6-months 28% (19%-38%) 27% (15%-42%) 9-months 21% (13%-30%) 18% (8%-32%) 12-months 15% (9%-24%) 16% (7%-30%) Dosing: Phase II: Cohort 1: 6 weekly induction doses, 6 weeks off; if a CR achieved, proceed to maintenance dosing of every 3 months for 9 months; those with residual disease at 3 months had option of to start maintenance or receive a second induction course. Cohort 2: 12 weekly induction doses; if a CR achieved, proceed to maintenance dosing of every 3 months for 9 months. Phase III: Biweekly induction doses for 6 weeks followed by weekly dosing for 6 weeks; if a CR achieved, proceed to maintenance of every other week dosing for 2 years total. Note: Phase III data are as of March 1, 2019 data cutoff 30

PIII Complete Response Rate: We believe our 95% confidence interval rules CIS Patients out the CRR for Valstar and a clinically unmeaningful CRR Complete Response Rate 40% Legend: 38% 35% 95% CI 30% 28% Vicinium Duration of response for patients with 25% 24% CR at 6 months: Valstar: 13.5 months 1 20% 19% CRR 1 18% Valstar Vicinium: 20.8 months 15% 15% Vicinium 10% 9% 2 8% Valstar 5% 0% 6-Months 12-Months FDA Guidance: For single-arm trials of patients with BCG-unresponsive NMIBC in patients with CIS that use complete response rate as the primary endpoint, the lower bound of the 95 percent confidence interval around the observed response rate should rule out a clinically unimportant complete response rate. Sources: 1Valstar prescribing information. 6-month complete response data used as basis for FDA approval of Valstar in 1998. 2Everyday Urology. Volume 1 Issue 3. Emerging Therapy for BCG- Unresponsive Non-Muscle Invasive Bladder Cancer. Dinney 2016. Data reflected are as of March 1, 2019 data cutoff 31

PIII Duration of Response: For patients treated with Vicinium, at each time point a CIS Patients CR is confirmed, the probability of maintaining a CR increases Probability of Maintaining Complete Response for at Least Probability of Maintaining Complete Response for at Least One Year After Start of Therapy One Additional Year* 100% 94% 80% 69% 80% 75% 60% 57% 45% 60% 54% 39% 40% 40% Probability of CRR for 12 months12forCRR ofProbability 20% 15% 20% 15% Probability of CRR for Additional 12monthsAdditional CRRforofProbability 0% 0% Day 0 CR at CR at CR at Day 0 CR at CR at CR at CR at 3 months 6 months 9 months 3 months 6 months 9 months 12 months *As estimated by Kaplan-Meier (starting at time of designated CR) 32 Note: Data reflected are as of March 1, 2019 data cutoff

Duration of Response: Vicinium is generally more efficacious in CIS patients PIII treated with less BCG CIS Patients Median Duration of Response is longer in patients receiving adequate BCG than those receiving additional BCG cycles: 366 days (95% CI, 273-NE* days) (12.0 months) vs. 167 days (95% CI, 96-556 days) (5.5 months) 100 Legend: Adequate BCG: 2 courses of BCG (minimum 5+2 doses) (n=42) 80 High BCG: 3 or more courses of BCG (n=51) X Censored 60 Median 40 20% % Patientsof with CompleteResponse 0 3 6 9 12 15 21 At time of first CR 18 (90 days) Time after first CR (months) # of Adequate BCG KM Evaluable Patients: 16 16 12 10 6 4 3 2 # of High BCG HM Evaluable Patients: 20 19 9 6 4 3 3 2 Note: Data reflected consists of Cohorts 1&2 patients (n=93) *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. 33

Safety and Tolerability: No age-related increase in adverse events in our PIII Phase III trial All Cohorts Adverse Events 6 Treatment-related Adverse Events 5 5.0 4.7 4.2 4 3 2 1.8 Mean AEs patientper Mean 1.6 1 0.9 0 54-69 70-79 80+ (n=40) (n=57) (n=36) Age (years) Note: Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133) as of March 1, 2019 data cutoff. Mean AEs for all patients: 4.6 (range 0-26), Mean treatment-related AEs for all patients: 1.5 (range 0-17). 34

Vicinium is a small, single protein strand that selectively targets cancer cells Antibody Exotoxin A Linker Fragment Payload • Antibody fragment (scFv) targeting EpCAM linked to a cytotoxic payload (Pseudomonas exotoxin A) to form a single protein • EpCAM over-expressed in cancer cells • Highly selective targeting of cancer cells while generally avoiding normal cells • Inhibits protein synthesis, and kills both rapidly proliferating and slow-growing cancer cells • Effective against multi-drug resistant cancer cells • High potency relative to other available agents 35

Vicinium: Dual Mechanism of Action


Mechanism 1:
Kills cell directly
Exotoxin A Payload
Non-cleavable peptide Linker
Antibody Fragment
Vicinium
Vicinium selectively targets EpCAM
Vicinium does not induce expression of immunosuppressive markers
Vicinium causes immunogenic cell death by triggering damage-associated molecular patterns (DAMPs)
Mechanism 2:
Activates immune system
Neoantigen release
DAMPS
"Eat signal"
"Find signal"
APC Activation
Neoantigen presentation and T cell activation
T cell proliferation
Memory T cell
T cells recognize neoantigen and kill cancer cells
Ligand-checkpoint interaction deactivates anti-tumor response
Checkpoint
Ligand
Checkpoint inhibitor
Checkpoint inhibitors reactivate T cell anti-tumor activity
DAMPs: cell surface calreticulin exposure, ATP and HMGB1 release
Immunosuppressive Markers:
PD-L1, PD-L2, CD47, CD73, CD39, IDO-1

Scientific Hypothesis:

Induction of immunogenic cell death by Vicinium may facilitate a T-cell mediated anti-tumor response that could synergize with the ability of checkpoint inhibitors to relieve immunosuppression sesen bio
36

Carcinoma in situ: the most difficult form of NMIBC to treat Carcinoma in situ vs. Normal Bladder Lining: Clinical Trial Implications: • Field change disease often involving the entire bladder lining that is very difficult to treat • Failed on two or more courses of BCG, which is the gold standard for treatment of high- risk NMIBC • Rigorous local and independent central review of all urine cytology and biopsy samples Normal inner • Complete response definition (Carcinoma in situ) lining means that the bladder is completely cancer free at each timepoint Note: Diagram is for illustrative purposes 37

Bladder cancer is highly prevalent with tremendous unmet medical need

~550,000 New Cases Each Year Globally[1]


North America
~95K
South America
~25K
Europe
~195K
Africa
~30K
Middle
East
~25K
Asia Pacific
~180K

- $4B+ in annual treatment costs for bladder cancer in the US alone[2]
- 75-85% diagnosed as NMIBC[3]
- Limited treatment options for high-risk NMIBC
  - Only three approved treatments in the last 100 years
  - BCG remains standard-of-care in many countries
    - 50% patients fail within the 1st year[2]
    - 90% of patients fail within 5 years[2]
  - Radical cystectomy is recommended option after BCG
  - Global BCG shortage potentially limiting access and full dosing for patients

Sources: [1]World Cancer Research Fund. Bladder Cancer Statistics. 2019. [2]Mossanen M. Curr Opin Urol. 2014. [3]Therapeutic Advances in Urology. *Best Practices in the Treatment of Non-muscle Invasive Bladder Cancer.* 2012.

sesen bio
38

Only ~1,500 Urologists account for the bulk of NMIBC treatment and are concentrated in group practices allowing for a very efficient commercial model ~60% of Urology practices have ≥5 Urologists1 BCG Prescribers2 100% 90% 80% 70% 60% ~1,500 Urologists treat 75% of patients 50% % of Patients % 40% 30% 20% 10% 0% 0 200 400 600 800 4,600 4,800 2,800 3,000 3,200 3,400 3,600 3,800 4,000 4,200 4,400 2,200 2,400 2,600 Source: 1,000 1,200 1,400 1,600 1,800 2,000 1AUA State of the Urology Workforce and Practice in the United States. 2017. 2Health Verity 2019. Prescribers 39

Latest global BCG shortage expected to last at least through remainder of 2019

2012	2013	2014	2015	2016	2017	2018	2019
Sanofi suspends production of BCG Connaught strain during facility renovations		Merck announces shortages of BCG Tice strain			Sanofi discontinues all global production of BCG Connaught strain		Merck announces supply constraints of BCG Tice strain expected to last throughout 2019

BCG Shortage Current Events:

- Since 2012, Merck has been the sole supplier of BCG in the US and the majority of countries worldwide.
- Merck has changed its TICE BCG distribution strategy, now allocating exclusively to distributors and wholesalers based on product supply and historical purchasing patterns.
- Merck anticipates this global supply constraint to continue throughout 2019.
- Many prominent groups such as AUA, BCAN, LUGPA, etc. are advocating with the FDA and payers to find solutions.
- The AUA has issued updated guidance for high-risk NMIBC to maximize patient care, including decreased dosing, delayed maintenance therapy, first line use of alternative therapies, and earlier surgical intervention via radical cystectomy.

Sources and Additional Information:
Wall Street Journal. *Sanofi to Stop Production of Bladder Cancer Drug BCG*. Peter Loftus. 2016.
https://www.auanet.org/practice-resources/bcg-info/bcg-shortage-notice
https://www.bcan.org/2019-bcg-shortage-bladder-cancer/

sesen bio

40

FDA approval probability of success for oncology products increases significantly upon BLA submission Oncology Products Reviewed by FDA 2006 - 2015 Phase Probability of Approval Products at end of Phase I 5% Products at end of Phase II 8% Products at end of Phase III 33% Products with BLA Submission 82% As part of a comprehensive analysis done for the Biotechnology Innovation Organization (BIO), a total of 9,985 clinical and regulatory phase transitions (phase advancement or development suspension) were recorded and analyzed from 7,455 development programs, across 1,103 companies. Sources: FDA applications for oncology products 2006 – 2015. Thomas D.W. et al., Clinical development success rates 2006-2015. 2016. Bio, BioMedTracker and Amplion. 41

Significant unmet need for innovative medical therapies to treat NMIBC Only 3 products have ever been approved by the FDA for NMIBC Product FDA Approval Additional Product Information Thiotepa 1959 Rarely used in current treatment regimens BCG* 1989 (Tice) Recommended first line treatment Surgery: Radical Cystectomy Recommended second line treatment Valstar 1998 Used only when radical cystectomy is contraindicated Source: National Institute of Health. Development of Systemic and Topical Drugs to Treat Non-muscle Invasive Bladder Cancer. Jarow et. al. 2015. *Note: BCG Connaught strain was approved in 1990 and supply in the US in 2012. 42

Radical cystectomy remains recommended treatment option after BCG failure

60-70% lifetime risk of cystectomy associated with NMIBC[1]

- Complex, long surgical procedure (10+ hours)
- Significant rates of morbidity (30-60% within 90 days) and mortality (2-9% within 6 months)[2]
  - 64% complication rate within 90 days[3]
  - ~35% of patients require ER visits and 26% require readmission[3]
  - Additional complications can occur as most patients with NMIBC are elderly and often have co-morbidities
- Tremendous impacts to patient quality of life
  - Life following radical cystectomy requires catheterization and urinary diversion

Source:
[1]Aldousari, S. Can Urol Assoc. J. 2010 Feb. [2]Steinberg P. Expert Rev Anticancer Ther. 2012. [3]HFalchook, A. *Bladder Cancer: Mortality, Morbidity, and QoL After Treatment.* 2014.

sesen bio
43

Vicinium: A single cGMP Manufacturing Process

Vicinium cGMP manufacturing process producing a single fusion protein

• Inexpensive • Reliable • Simple (linear)



Bioreactor
Purification
(Generates Drug Substance)
QA Release
Fill/Finish
(Generates Drug Product)
QA Release
Market
Single cGMP process

ADCs: complex (branched) cGMP manufacturing - multiple cGMP processes involving process intermediates



Bioreactor
(mAb production)
Purification
(mAb intermediate)
QA Release
Modification Reaction
Conjugation Reaction
Purification
(Generates Drug Substance)
QA Release
Fill/Finish
(Generates Drug Product)
Linker Design
Linker Synthesis
QA Release
QA Release
QA Release
Source Cytotoxic Payload
Cytotoxic Payload Preparation
cGMP process #1
cGMP process #2
cGMP process #3
cGMP process #4
Market

44

Vicinium Patent Life Pending Applications Dosing Strategies for Targeting EPCAM positive bladder cancer. If allowed, Stabilized Chimeric Immunoglobulins would expire in 2036 or later. (Oct 2021- Jan 2022) US: 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (Jun 2025) Potential for 12 years of biologics marketing exclusivity against biosimilars from date (TBD) of approval* Pending Applications Dosing Strategies for Targeting EPCAM positive bladder cancer. If allowed, would expire in 2036 or later. Stabilized Chimeric Immunoglobulins (Apr 2020) OUS: 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (Apr 2024) Note: Patent life assessment reflects independent analysis by Hogan Lovells US LLP. * Data exclusivity granted by FDA under the Biologics Price Competition and Innovation Act of 2009 (codified at 42 U.S.C. § 262(k)) 45